Exhibit 10.16

GUARANTY

THIS GUARANTY (“Guaranty”), dated as of September 5, 2007, is made by BioDelivery Sciences International, Inc., a Delaware corporation (“Guarantor”), in favor of QLT USA, Inc., a Delaware corporation (“Lender”).

WITNESSETH:

WHEREAS, Arius Two, Inc., a Delaware corporation and wholly-owned subsidiary of Guarantor (hereinafter referred to as the “Company” or “Borrower”), has promised to pay Lender $4,000,000 in accordance with the terms of the Intellectual Property Assignment Agreement dated September 5, 2007 between the Company and Lender (the “Transfer Agreement”) and the Secured Promissory Note dated September 5, 2007, executed by the Company in favor of Lender (the “Note” and together with the Transfer Agreement and the other Collateral Documents, the “Loan Documents”) in connection with the Transfer Agreement;

WHEREAS, in order to induce Lender to enter into the Transfer Agreement and extend credit to the Company, Guarantor has agreed to guarantee the indebtedness and other obligations of the Company to Lender; and

WHEREAS, Guarantor owns 100% of the outstanding stock of the Company and as such will derive direct and indirect economic benefits from the Transfer Agreement and the extension of credit to the Company;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lender to enter into, and extend credit under, the Transfer Agreement, it is agreed as follows:

1. DEFINITIONS.

Capitalized terms used herein shall have the meanings assigned to them in the Transfer Agreement, unless otherwise defined herein.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Collateral Documents” shall have the meaning set forth in the Security Agreement.

“Taxes” means any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto, excluding income and franchise taxes (and any equivalents thereof) imposed on Guarantor.

References herein to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2. THE GUARANTY.

2.1 Guaranty of Obligations of Borrower. Guarantor hereby unconditionally guarantees to Lender, and its respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the obligations of Borrower to Lender under the Loan Documents (hereinafter the “Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Person is a party thereto and/or Guarantor is or may become a party;

(b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect Lender’s lien against, any Collateral for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security);

(d) the insolvency of Borrower; or

(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment and performance in full of the Obligations,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Obligations are paid in full (the “Termination Date”). Guarantor shall be regarded, and shall be in the same position, as Borrower with respect to the Obligations. Guarantor agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise in writing. It is agreed among Guarantor and Lender that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Lender would decline to enter into the Loan Documents.

(f) Notwithstanding any provision to the contrary contained herein, in the Transfer Agreement or in any other of the Loan Documents, to the extent the obligations of Guarantor hereunder, or liens or security interests granted by Guarantor to secure its obligations hereunder shall be adjudicated (or would, but for the existence of this provision be adjudicated) to be invalid or unenforceable for any reason (including, without limitation, because of Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent

Conveyance Act or similar statute or common law), then the obligations of Guarantor under this Guaranty and the right to recover proceeds from the enforcement of liens or security interests granted by Guarantor shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

2.2 Demand by Lender. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Obligations under the Transfer Agreement and the Note (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, upon notice of such acceleration, without further demand, pay to Lender the entire outstanding Obligations due and owing to Lender. Payment by Guarantor shall be made to Lender in immediately available funds to an account, designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender, and shall be credited and applied to the Obligations.

2.3 Enforcement of Guaranty. In no event shall Lender have any obligation (although it is entitled, at its option) to proceed against Borrower or any Collateral pledged to secure Obligations before seeking satisfaction from the Guarantor, and Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender’s rights hereunder, to exercise any right or remedy which they may have against any Collateral, as a result of any lien it may have as security for all or any portion of the Obligations.

2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the obligations or all other demands whatsoever and waives the benefit of all provisions of law which are in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lender or Borrower of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against Borrower of any kind which may arise in the future.

2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by Lender to any Person or Persons, any reference to “Lender” herein shall be deemed to refer equally to such Person or Persons.

2.6 Modification of Obligations, Etc. Guarantor hereby acknowledges and agrees that Lender may, subject to the terms of the Transfer Agreement, Note, and other Collateral Documents, at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

(b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Loan Documents (except this Guaranty);

(d) extend or waive the time for Borrower’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a lien, to secure any Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or Borrower to Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or Borrower are subordinated to the claims of Lender; and/or

(h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its discretion;

Lender shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Obligations of Guarantor under this Guaranty, except for Lender’s intentional bad faith actions or omissions.

2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or Guarantor for liquidation or reorganization, should Borrower or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8 Subrogation. Notwithstanding anything to the contrary in this Guaranty, or in any Loan Document and until the Obligations shall be satisfied in full and this Guaranty terminated, Guarantor (on behalf of itself and its successors and assigns (including any surety)), shall not have, and Guarantor shall not directly or indirectly exercise:

(a) any rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against Borrower in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b) acknowledges and agrees (i) that this Section 2.8 is intended to benefit Lender and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8.

2.9 Election of Remedies. If Lender may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Lender a lien upon any Collateral owned by Borrower, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrower, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair Guarantor’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale shall be presumptively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be presumptively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

2.10 Funds Transfers. If Guarantor receives cash proceeds as a result of any transaction or event as a result of which Borrower is required to make a mandatory prepayment with respect to the Obligations under the terms of the Loan Documents (including any issuance or sale of Guarantor’s Stock or any sale of its assets), Guarantor shall distribute to the Borrower an amount equal to such cash proceeds that are required to be applied to the mandatory prepayment required under the terms of the Loan Documents.

3. FURTHER ASSURANCES.

Guarantor agrees, upon the reasonable written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

4. PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by Guarantor hereunder shall be made to Lender free and clear of, and without deduction for, any and all present and future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4) Lender, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 4) paid by Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

5. OTHER TERMS.

5.1 Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans under the Loan Documents and/or the Obligations.

5.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

5.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

If to Lender:	QLT USA, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80525
Attention: President
Fax: (970) 482-9735

If to Guarantor:	at the address of Guarantor specified on the signature page hereto.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and five (5) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 4.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

5.5 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lender, for the benefit of Lender, hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lender hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty without the prior written consent of Lender, provided that, notwithstanding the foregoing, Guarantor shall be entitled to assign, sell, hypothecate, or transfer its interest in or obligations under this Guaranty.

5.6 No Waiver; Cumulative Remedies; Amendments. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Lender and Guarantor.

5.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted), Lender shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

5.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

6. GOVERNING LAW. THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LENDER AND GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO.

[Signature page to follow.]

IN WITNESS WHEREOF, the party hereto has executed and delivered this Guaranty as of the date first above written.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By	/s/ Mark A. Sirgo
Title:	President and CEO

2501 Aerial Center Parkway, Suite 205
Morrisville, North Carolina 27560
Attn: Chief Executive Officer
Fax: (919) 653-5161